Exhibit 99.1

NEWS

MSC INDUSTRIAL SUPPLY CO. ANNOUNCES SHAREHOLDER APPROVAL OF PREVIOUSLY ANNOUNCED PLAN TO ELIMINATE DUAL CLASS STRUCTURE

Melville, N.Y. & Davidson, N.C. (October 4, 2023) — MSC INDUSTRIAL SUPPLY CO. (NYSE: MSM), "MSC", or the "Company", a leading North American distributor of a broad range of metalworking and maintenance, repair and operations (MRO) products and services, today announced its shareholders approved the previously announced reclassification of the Company's equity structure, including the elimination of the Company's Class B Common Stock which is held by the Jacobson / Gershwind family and entities affiliated with the family.

As a result of the shareholder vote, each outstanding share of the Company's high-voting Class B shares (10 votes per share) will be exchanged for 1.225 Class A shares (1 vote per share) in stock. Additionally, the Company will adopt a majority of the shares outstanding standard (replacing the current required 2/3 vote) to approve fundamental transactions, such as a merger, and a majority of the votes cast standard for uncontested Board election.

The Jacobson / Gershwind family will remain MSC's largest shareholder following the reclassification, owning approximately 21% of the Company's Class A shares, and will be subject to certain standstill and lock-up provisions. The voting power of the Jacobson / Gershwind family will be limited to 15% of shares outstanding, and any shares it beneficially owns in excess of 15% will be voted pro rata with the votes of the Class A shareholders unaffiliated with the family. The Jacobson / Gershwind family will have the right to nominate (i) two directors so long as the Jacobson / Gershwind family beneficially owns at least 10% of the outstanding Class A Common Stock and (ii) one director so long as the Jacobson / Gershwind family beneficially owns less than 10% but at least 5% or more of the outstanding Class A Common Stock.

According to the preliminary results announced at the special meeting, subject to certification by the independent Inspector of Election, over 85% of the issued and outstanding shares of Class A Common Stock held by unaffiliated Class A holders voted to approve the reclassification proposal with an approval rate of approximately 99%. The final voting results for each of the proposals will be reported in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission after certification by the Inspector of Elections. MSC currently anticipates that the reclassification will be completed prior to the opening of trading on the New York Stock Exchange on October 5, 2023.

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Media Contact:	Investor Contact:

Zivanai Mutize	Ryan Mills, CFA
MSC Industrial Supply Co.	MSC Industrial Supply Co.
(440) 558-8097	(216) 272-6435
zivanai.mutize@mscdirect.com	rmills@mscdirect.com

About MSC Industrial Supply Co.

MSC Industrial Supply Co. (NYSE: MSM) is a leading North American distributor of a broad range of metalworking and maintenance, repair and operations (MRO) products and services. We help our customers drive greater productivity, profitability and growth with approximately 2.3 million products, inventory management and other supply chain solutions, and deep expertise from more than 80 years of working with customers across industries. Our experienced team of more than 7,000 associates works with our customers to help drive results for their businesses - from keeping operations running efficiently today to continuously rethinking, retooling and optimizing for a more productive tomorrow. For more information on MSC Industrial, please visit mscdirect.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS:

Statements in this press release may constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of present or historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including statements about the future impact of COVID-19 on our business operations, results of operations and financial condition, expected future results, expected benefits from our investment and strategic plans and other initiatives, and expected future growth, profitability and return on invested capital, are forward-looking statements. The words “will”, “may”, “believes”, “anticipates”, “thinks”, “expects”, “estimates”, “plans”, “intends” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. In addition, any statements which refer to expectations, projections or other characterizations of future events or circumstances, statements involving a discussion of strategy, plans or intentions, statements about management’s assumptions, projections or predictions of future events or market outlook and any other statement other than a statement of present or historical fact are forward-looking statements. The inclusion of any statement in this press release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. In addition, new risks may emerge from time to time and it is not possible for management to predict such risks or to assess the impact of such risks on our business or financial results. Accordingly, future results may differ materially from historical results or from those discussed or implied by these forward-looking statements. Given these risks and uncertainties, the reader should not place undue reliance on these forward-looking statements.

These risks and uncertainties include, but are not limited to, the following: the reclassification proposal, including projections as to the anticipated benefits of the proposed transaction, the impact of the proposed transaction on MSC’s business and future financial and operating results and capital structure following the closing of the proposed reclassification and the closing date for the proposed transaction, are based on management’s estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond MSC’s control. These factors include, among other things, (1) any delays with respect to, or the failure to complete, the reclassification; (2) the ability to recognize the anticipated benefits of the reclassification, (3) MSC’s ability to execute successfully its strategic plans, and (4) the effect of the consummation of the proposed reclassification on the market price of the capital stock of MSC. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included elsewhere. Additional information concerning risks that could cause actual future performance or events to differ from current expectations are described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual and Quarterly Reports on Forms 10-K and 10-Q, respectively, and in the other reports and documents that we file with the United States Securities and Exchange Commission. We expressly disclaim any obligation to update any of these forward-looking statements, except to the extent required by applicable law.

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